UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 1, 2018

WASHINGTONFIRST BANKSHARES, INC.

(Exact name of registrant as specified in its charter)

Virginia	001-35768	26-4480276
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11921 Freedom Drive, Suite 250, Reston, Virginia 20190

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (703) 840-2410

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

On January 1, 2018, WashingtonFirst Bankshares, Inc. (the “Company”) completed its previously announced merger with Sandy Spring Bancorp, Inc. (“Sandy Spring”) pursuant to the Agreement and Plan of Merger, dated as of May 15, 2017 (the “Merger Agreement”), by and among Sandy Spring, Touchdown Acquisition, Inc., a wholly-owned subsidiary of Sandy Spring (“Merger Sub”), and the Company, pursuant to which (i) Merger Sub merged with and into the Company (the “First-Step Merger”), with the Company surviving, and (ii) immediately following the completion of the First-Step Merger, the Company merged with and into the Sandy Spring (together with the First-Step Merger, the “Integrated Mergers”), with Sandy Spring surviving. Pursuant to the Merger Agreement, at the effective time of the First-Step Merger (the “Effective Time”), each share of common stock, par value $0.01 per share, of the Company (the “Company Common Stock”) issued and outstanding immediately prior to the Effective Time was converted into the right to receive 0.8713 shares of the common stock, par value $1.00 per share, of Sandy Spring (the “Merger Consideration”). Also at the Effective Time, each option to purchase Company Common Stock was cashed out for an amount equal to $34.42 less the option exercise price. At the Effective Time, each Company restricted stock award became fully vested and was converted into the right to receive the Merger Consideration.

Immediately following the consummation of the Integrated Mergers, WashingtonFirst Bank, a wholly-owned subsidiary of the Company, merged with and into Sandy Spring Bank, a wholly-owned subsidiary of Sandy Spring, with Sandy Spring Bank surviving such merger.

The foregoing description of the transactions contemplated by the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on May 18, 2017, and is incorporated into this Item 2.01 by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

In connection with the closing of the Integrated Mergers, the Company notified the NASDAQ Stock Market (“NASDAQ”) that the articles of merger with respect to the First-Step Merger had been filed with the Virginia State Corporation Commission, and requested that NASDAQ suspend trading of the Company’s common stock on NASDAQ and remove the Company’s common stock from listing on NASDAQ, in each case, prior to market open on January 2, 2018. The Company has also requested that NASDAQ file a notification of removal from listing of the Company’s common stock on Form 25 with the SEC.

Sandy Spring, as the successor-in-interest to the Company, intends to file with the SEC certifications on Form 15 under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), to request the termination of the registration of the Company’s common stock under Section 12(g) of the Exchange Act and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act as promptly as possible.

Item 3.03	Material Modification to the Rights of Security Holders

As a result of the Merger, each holder of Company Common Stock ceased to have any rights as a stockholder of the Company other than the right to receive the Merger Consideration as set forth in the Merger Agreement.

The information set forth in Items 2.01 and 3.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01	Changes in Control of Registrant

Upon completion of the Integrated Mergers, the Company merged with and into Sandy Spring, with Sandy Spring as the surviving corporation.

The information set forth in Items 2.01 and 3.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Upon completion of the Integrated Mergers, the Company’s directors and executive officers ceased serving in such capacities.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

As of the Effective Time, the Articles of Incorporation and the Bylaws of Washington, as the surviving corporation in the First-Step Merger, were amended and restated to be the Articles of Incorporation and Bylaws of Merger Sub. As of the effective time of the Second-Step Merger, the Articles of Incorporation and the Bylaws of Merger Sub (f/k/a WashingtonFirst) ceased to be in effect by operation of law and the organizational documents of Sandy Spring (as successor-in-interest to Merger Sub (f/k/a WashingtonFirst)) remained the Articles of Incorporation and Bylaws of the surviving corporation in accordance with the terms of the Merger Agreement.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

2

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of May 15, 2017, by and among Sandy Spring Bancorp, Inc., Touchdown Acquisition, Inc. and WashingtonFirst Bankshares, Inc. (incorporated herein by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on May 18, 2017)

3.1	Articles of Incorporation of Sandy Spring Bancorp, Inc. (incorporated herein by reference to Exhibit 3.1 to Sandy Spring’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1996)

3.2	Articles of Amendment to the Articles of Incorporation of Sandy Spring Bancorp, Inc. (incorporated herein by reference to Exhibit 3(b) to Sandy Spring’s Annual Report on Form 10-K for the year ended December 31, 2011)

3.3	Bylaws of Sandy Spring Bancorp, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANDY SPRING BANCORP, INC.
As successor to WashingtonFirst Bankshares, Inc.

Date: January 2, 2018	By:	/s/ Ronald E. Kuykendall
Ronald E. Kuykendall
General Counsel and Secretary

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